Exhibit 99.1

Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610

Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contacts:
Robert Wahlman, CFO 610-743-8074
Bob Ramsey, Director of Investor Relations and Strategic Planning 484-926-7118

CUSTOMERS ANNOUNCES PLANS FOR TAX-FREE SPIN-OFF AND MERGER OF BANKMOBILE WITH FLAGSHIP COMMUNITY BANK

CUSTOMERS SHAREHOLDERS TO RECEIVE EXCHANGE LISTED STOCK WORTH APPROXIMATELY $110 MILLION

Wyomissing, PA – October 19, 2017 – Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively, "Customers"), today announced plans to spin-off its BankMobile business to shareholders.  The tax-free spin-off is expected to be followed by a merger of Customers' BankMobile Technologies, Inc. subsidiary ("BMT") into Clearwater Florida based Flagship Community Bank ("Flagship"), with Customers' shareholders receiving shares of Flagship common stock in exchange for shares of BMT they receive in the spin-off.  Flagship is expected to separately purchase BankMobile deposits directly from Customers for cash.  Following completion of the spin-off and merger and other transactions contemplated in a purchase and sale agreement between Customers and Flagship, Customers' shareholders would receive collectively more than 50% of Flagship common stock, valued at approximately $110 million. The common stock of the merged entities, to be called BankMobile, is expected to be listed on a national securities exchange after completion of the transactions.  Customers believes the transactions will be treated as a tax-free exchange for both Customers' shareholders and Customers.  Additional details about the spin-off and merger will be included in presentation materials to be furnished as an exhibit to Customers' Current Report on Form 8-K to be filed with the Securities and Exchange Commission today.

"We believe the BankMobile business has potential for a strong and profitable future and would like to keep it in Customers, but provisions in the 2009 Dodd-Frank legislation make divestiture of the BankMobile business necessary to avoid charging significantly higher fees to the BankMobile depositors.  We firmly believe in a low fee, smart phone and digital banking model for our BankMobile customers.  After studying and exploring alternative ways to separate the BankMobile business from Customers and maintain BankMobile's low fee model, we concluded that a spin-off /merger transaction provides the greatest value to Customers' shareholders while maintaining the greatest benefits to students and other low to middle income customers of BankMobile," said Jay Sidhu, Chairman and CEO of Customers.

Customers expects to execute an Amended and Restated Purchase and Assumption Agreement and Plan of Merger (the "Amended Agreement") with Flagship to effect the spin-off and merger and Flagship's purchase of BankMobile deposits from Customers. Customers expects that the Amended Agreement will provide that completion of the transactions will be subject to the receipt of all necessary regulatory approvals, certain Flagship shareholder approvals, successful raising of capital by Flagship, and other customary closing conditions.  Customers expects the transactions to close in mid-2018.

Flagship Community Bank was advised by the investment banking firm of Monroe Financial Partners and the law firms of Nelson Mullins Riley & Scarborough LLP and Edward W. Dougherty P.A.  Customers Bancorp, Inc. was advised by the investment banking firms of Keefe, Bruyette & Woods, a Stifel Company, and Commerce Street Capital and the law firm of Stradley Ronon Stevens & Young, LLP.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Management will discuss the spin-off /merger transaction on a listen-only conference call on Friday, October 20, 2017 at 11:00 am EDT.

Conference Call

Date:	Friday, October 20, 2017
Time:	11:00 AM ET
US Dial-in:	866-431-5314
International Dial-in:	913-312-1229
Participant Code:	342224

Please dial in at least 10 minutes before the start of the call to ensure timely participation. A playback of the call will be available beginning October 20, 2017 at 1:00PM ET until 1:00 PM ET on November 19, 2017. To listen, call within the United States (888) 203-1112 or (719) 457-0820 when calling internationally.   Please use the replay pin number 4393081.

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related business through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $10.9 billion at June 30, 2017 that was named by Forbes magazine as the 35th Best Bank in America (there are over 6,200 banks in the United States).  A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey.  Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI.  Additional information about Customers Bancorp, Inc. can be found on the Company's website, www.customersbank.com.

"Safe Harbor" Statement

In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers' BankMobile business with the acquired Disbursements business, the implementation of Customers Bancorp, Inc.'s strategy regarding BankMobile, the possibility that the anticipated purchase agreement between Customers Bancorp, Inc. and related entities and Flagship Community Bank may not be executed, the possibility of events, changes or other circumstances occurring or existing that could result in the planned spin-off and merger of BankMobile not being completed, the possibility that the planned spin-off and merger of BankMobile may be more expensive to complete than anticipated, the possibility that the expected benefits of the planned transactions to Customers and its shareholders may not be achieved, the possibility of Customers incurring liabilities relating to the disposition of BankMobile, the possible effects on Customers' results of operations if the planned spin-off and merger of BankMobile are not completed in a timely fashion or at all, or that Customers' assets which are now in excess of $10 billion are not reduced to below $10 billion as of December 31, 2017 also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements.  Customers Bancorp, Inc. cautions that the foregoing factors are not

exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events.   All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made.  For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2016, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.